Exhibit(a)(1)(C)

Notice of Guaranteed Delivery

for Tender of Shares of Common Stock

of

GREENFIELD ONLINE, INC.

at

$17.50 Net Per Share

Pursuant to the Offer to Purchase dated September 11, 2008

by

Crisp Acquisition Corporation

a direct wholly owned subsidiary of

Microsoft Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF WEDNESDAY, OCTOBER 8, 2008, UNLESS THE OFFER IS EXTENDED.

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Crisp Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Microsoft Corporation, a Washington corporation, to purchase all outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Greenfield Online, Inc., a Delaware corporation, at a price of $17.50 per Share, net to the seller in cash, without interest thereon and subject to reduction for any applicable withholding taxes, as described in the Offer to Purchase dated September 11, 2008 (the “Offer to Purchase”) and the related letter of transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), if certificates for Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), on or prior to the Expiration Date (as defined below), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. The term “Expiration Date” has the meaning set forth in Section 1 of the Offer to Purchase. This form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, NY 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15 th Avenue Brooklyn, NY 11219	If delivering by facsimile transmission (For eligible institutions only): (718) 234-5001
Confirmation of Facsimile Transmission (By telephone only): (718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS NOTICE OF GUARANTEED DELIVERY MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) AND CERTIFICATES FOR THE SHARES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

THE GUARANTEE ON THE BACK COVER PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Crisp Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Microsoft Corporation, a Washington corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 11, 2008 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of Greenfield Online, Inc., a Delaware corporation, specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Owner(s):

Share Certificate Numbers (if available):

(Please Type or Print)
☐ Check here and complete the information below if Shares will be tendered by book entry transfer.	Address(es):

Nameof Tendering Institution:

(Including Zip Code)

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:

Date: , 2008	Signature(s):

GUARANTEE

(not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act, and (iii) that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) NASDAQ Stock Market trading days after the date of execution hereof.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Dated:                     , 2008

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.